Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Scott A. Cottrill, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign one or more Registration Statements on Form S-8 of Advanced Drainage Systems, Inc., and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities indicated on August 4, 2021.

Signature	Title

/s/ D. Scott Barbour D. Scott Barbour	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Scott A. Cottrill Scott A. Cottrill	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

/s/ Tim A. Makowski Tim A. Makowski	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Anesa T. Chaibi Anesa T. Chaibi	Director

/s/ Michael B. Coleman Michael B. Coleman	Director

/s/ Robert M. Eversole Robert M. Eversole	Director

/s/ Alexander R. Fischer Alexander R. Fischer	Director

/s/ Tanya Fratto Tanya Fratto	Director

Signature	Title

/s/ M.A. (Mark) Haney M.A. (Mark) Haney	Director

/s/ Ross M. Jones Ross M. Jones	Director

/s/ C. Robert Kidder C. Robert Kidder	Director

/s/ Carl A. Nelson, Jr. Carl A. Nelson, Jr.	Director

/s/ Manuel J. Perez de la Mesa Manuel J. Perez de la Mesa	Director

/s/ Anil Seetharam Anil Seetharam	Director

S-8 Power of Attorney